UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549

                              FORM 10-KSB

                 ANNUAL REPORT UNDER SECTION 13 OR 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934

               FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000

                    BALTIA AIR LINES, INC. (Baltia)
         (Exact name of registrant as specified in its charter)

     STATE of NEW YORK                         11-2989648
  (State of Incorporation)          (IRS Employer Identification No.)

           63-25 SAUNDERS STREET, SUITE 7 I, REGO PARK, NY 11374
              (Address of principal executive offices)

  Registrant's telephone number, including area code: (718) 275 5205

  Securities Registered: 12 G #O-28502,
                         SB-2 Registration Statement No.333-20006-NY,

                   DESCRIPTION OF SECURITIES

  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.0001 par value per share, and 500,000 shares of Preferred Stock, $.01 par value. As of December 31, 2000, a total of 4,007,083 shares of Common Stock are issued and outstanding and held by over 100 shareholders. At total of 275,250 shares of Preferred Stock are issued and outstanding. No stock was issued under 333-21006-NY and all securities registered therein are carried forward into Registration 333-37409, a firm commitment offering. Registration 333-37409 was effective 2/12/99 and, thereafter, stock reverted back to the Company when all public purchases from the underwriter's inventory were denied clearance by the clearing agency arbitrarily and without notice or rationale. The Company brought suit.

  Common Stock

  All outstanding shares of Common Stock are, and the shares offered hereby will be, duly authorized, validly issued, fully paid and non-assessable. Holders of Common Stock are entitled to receive dividends, when and if declared by the board of directors, out of funds legally available therefor and, subject to prior rights of holders of any Preferred Stock then outstanding, if any, to share rateably in the net assets of the Company upon liquidation. Holders of Common Stock do not have preemptive or other rights to subscribe for additional shares, nor are there any redemption or sinking fund provisions associated with the Common Stock. The Certificate of Incorporation does not provide for cumulative voting. Shares of Common Stock have equal voting, dividend, liquidation and other rights, and have no preference, exchange or appraisal rights.

  Lack of Control by Minority Shareholders

  Holders of shares of Common Stock are entitled to one vote per share on all matters requiring a vote of stockholders. Since the Common Stock does not have cumulative voting rights in electing directors, the holders of a majority of the outstanding shares of Common Stock voting for the election of directors can elect all of the directors, excepting one board seat reserved for a future underwriter's nominee, if required by the underwriter.

  Stock Transfer Agent

  The Transfer Agent and Registrar for the shares of Common Stock is Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, telephone: (212) 509-4000.

  Warrants

  The Company registered Redeemable Purchase Warrants, effective February 12, 1999. None have been issued.

  Purchase and Sale of Warrants

  No assurance can be given that a trading market for the Warrants will develop, or if one does develop, whether it will sustain or at what price the Warrants will trade.

  Representative's Warrants

  No Representative's Warrants were issued.

  Preferred Stock

  The Company has authorized 500,000 Preferred Shares which may be issued from time to time, as authorized by the board of directors. Preferred shares have $.01 par value and no voting rights. As of the present date 275,250 shares of Preferred Stock are outstanding.

                              BALTIA IS A CORPORATE ISSUER

  The number of shares outstanding of each of the issuer's classes of common equity, as of December 31, 2000:

       Class                                        Number of Shares

  Common Stock Par Value $.0001 Per Share                  4,007,083
  Preferred Stock Par Value $.10 Per Share                   275,250

  Transitional Small Business Disclosure Format (Check one): No [X]

                           DOCUMENTS INCORPORATED BY REFERENCE

  Check whether the issuer (1) filed all reports required to be filed by
  Section 13, or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. No [X] and Yes [X].

  Baltia's Initial Public Offering Registration Statement became effective September 16, 1996. See "Description of Securities" above. This is the fourth annual report which Baltia is filing under Section 13 or 15(d) of the Exchange Act.

  Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of the Form 10-KSB or any amendment to this Form 10-KSB. [X]

  Baltia has not commenced revenue operations to date. State issuer's revenues for its most recent fiscal year. $ -0-

  State the aggregate market value of the voting stock held by non-affiliates computed by reference to the price at which the stock was sold, or the average bid and asked prices of such stock, as of a specified date within the past 60 days. To date, Baltia stock is not publicly trading.

                                 PART I

  Item 1. Description of Business.

       The Company was organized in the State of New York, August 24, 1989 to provide air transportation to Russia and, the then, Soviet Union countries. For one of the past three years, the Company was preparing authorities, licenses, personnel, equipment, and financing to commence flight operations. At the beginning of 1999 the Company had all variables in place for commencing revenue service and needed only working capital to meet the U.S. Department of Transportation's regulatory requirement, i.e. cash equal to an average 1/4 of total annual expenses assuming zero revenue on the proposed Boeing 747 nonstop flights between New York and St. Petersburg, Russia. This amount was to be obtained from the Company's Initial Public Offering. The underwriter had indications for the full offering and offered the full amount of the offering to his exclusive clearing agency. The tender was refused. The clearing agency, a division of CIBC Oppenheimer Corp., selectively and without rationale or notice arbitrarily refused access to clear the Company's registered stock. Without the required working capital, the Company was unable to commence revenue flights, released its rights to the Boeing 747 aircraft, and closed its airport operations base. The US Department of Transportation terminated the Company's route authority without prejudice to reapply when financing was in hand.

  The Company expects to maintain over the next twelve months. In the absence of outside investors, management is foregoing compensation and expects to contribute administrative costs incurred in developing another approach to alternate funding and in supporting the suit against CIBC.

  The Company plans no product research or development at this time and no equipment purchases or sales. There is no significant change, and none expected, in the personnel disclosed in Registration Statement 333-37409.

  The change in aggregate financial data during this year reflects the relatively small administrative costs that were incurred and added to the pre-launching costs disclosed in the Registration Statement 333-37409.

  Item 2.  Description of Property.

       See Part I, Item 1. Note 3 to Financial Statement


  Item 3.  Legal Proceedings.

       On February 8, 1999 the Company brought suit in the New York Supreme Court, First Department against the Canadian Imperial Bank of Commerce and its wholly-owned subsidiary, CIBC Oppenheimer Corp., to compel access to clearance or for damages if access were not timely provided in order to preserve the Company's public offering. The action was dismissed on May 13, 1999. Appeal was made to the Appellate Division of that court which affirmed the decision below on June 8, 2000, but stated it lacked jurisdiction to consider violations of the Securities Exchange Act. On August 10, 2000, the Company's request for Reargument was summarily denied. The Company petitioned the Court of Appeals of New York for leave to Appeal which was summarily denied on November 21, 2000.

       On February 1, 2000,in the US District Court for the Southern District of New York, the Company sued on securities violations and RICO and requested ancillary jurisdiction over the state causes of action. Respondents answered with a Motion to Dismiss which was summarily granted on June 16, 2000 and which the Company appealed on July 17, 2000.


  Item 4. Intentionally Omitted.

  PART II.

  Item 5.  Market for Common Equity and Related Stockholder Matters.

       Options to purchase common stock authorized for issuance by the Shareholders at their August 24, 2000 Annual Meeting have been issued. The Company's 10-QSB report for September 2000 lists to whom the options were issued and the number of underlying shares of common stock. A correction was made in the Walter Comer Jr. Trust related to the replacement certificates 211, 222,236 on December 4, 2000, for 24,531 shares of common stock at par value under exemption 4(2).

  Item 6.  Management's Discussion and Analysis or Plan of Operation.

       The Company will proceed with obtaining alternate funds by which to effect its plan to initiate nonstop direct flights between New York and St. Petersburg, Russia, using Boeing 747 aircraft to carry three-class passengers, cargo and mail as has been fully described in Registration Statement 333-037409. If funding is obtained and timing is appropriate within the next twelve months, the Company will resume its flight operations plan. Concurrently, the company will seek resolution through the courts and/or agencies to prevent any clearing agency from selectively and arbitrarily refusing the Company access to clear trade of its registered securities.


  Item 7. Financial Statements.

                              WANT & ENDER
                              C.P.A. P.C.
                              Certified Public Accountants

  MARTIN ENDER CPA
  STANLEY Z. WANT CPA CFP
                           Independent Auditor's Report


  To the Shareholders' and Board of Directors of:

  Baltia Air Lines, Inc
  63 25 Saunders Street, #7I
  Rego Park, NY 11374

  We have audited the accompanying balance sheets of Baltia Air Lines, Inc. as at December 31, 2000 and 1999 and the related statements of operations, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We have conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Baltia Air Lines, Inc. at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    Baltia Air Lines, Inc. has not estimated the remaining lives and replacement costs of the common property and, therefore, has not presented the Supplementary Information on Future Major Repairs and Replacements that the American Institute of Certified Public Accountants has determined is required to supplement, although not required to be a part of, the basic financial statements.


  MARTIN ENDER (signed)
  Martin Ender
  Want & Ender CPA, P.C.
  Certified Public Accountants
  New York, NY

  November 13, 2001

     386 PARK AVENUE SOUTH - SUITE 1618 NEW YORK, NY 10016
  TEL 212.684.2414 - FAX 212 684-5433 - EMAIL: WECPAPC@SPRYNET.COM

                BALTIA AIR LINES, INC.
                   BALANCE SHEETS
              DECEMBER 31, 2000 and 1999
                     (Audited)

                                          2000          1999

  Current Assets
   Cash                                 $ 3,627      $ 2,935
  Total Current Assets                  $ 3,627      $ 2,935

  Fixed Assets
   Property, Plant and Equipment
      Property, Plant and Equipment      89,656       89,656
      Less: Accumulated Depreciation    (32,020)     (19,212)
   Net Property, Plant and Equipment     57,636      (70,444

  Other Assets
    Premedia Costs                      158,436       264,060
  Total Other Assets                    158,436       264,060

  TOTAL ASSETS                        $ 219,699     $ 337,439

  The accompanying notes are an integral part of the financial statements.

                          BALTIA AIR LINES, INC.
                             BALANCE SHEETS
                        DECEMBER 31, 2000 and 1999
                                (Audited)

                                               2000          1999
  Current Liabilities
     Accounts Payable                     $    36,568   $     59,568
  Total Current Liabilities                    36,568         59,568

  Other Liabilities
     Officers Loan                            117,000        122,000
  Total Other Liabilities                     117,000        122,000

  Stockholders Equity
     Common Stock -                               423            399
     (100,000,000 shares authorized,
      4,007,083 issued)
     Preferred Stock -                          2,753          2,753
     (2,000,000 shares authorized,
      275,250 shares issued)
     Paid-in-Capital                        7,986,730      7,933,825
     Prepaid Media Costs                            0              0
     Retained Earnings                     (9,983,675)    (7,481,005)
     Less: Treasury Stock                        (100)          (100)
  Total Stockholders Equity                    66,131        155,871

  TOTAL LIABILITIES AND STOCKHOLDERS EQUITY $ 219,699   $    337,439


  The accompanying notes are an integral part of the financial statements.


                              BALTIA AIR LINES, INC.
                   STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                   (Audited)

                                     Preferred Stock       Common Stock           Additional
                                   Shares   Par Value   Shares     Par Value   Paid-In Capital
  Balance as at December 31, 1999      80,000   $   800  2,035,416   $ 204          $ 7,870,179
  1999 Issuance of Preferred Stock    195,250     1,953          -       -                    -
  1999 Issuance of Common Stock             -         -  1,947.136     195               63,646

  Balance as at December 31, 1999     275,250   $ 2,753  3,982,552   $ 399          $ 7,933,825

  2000 Issuance of Common Stock             -         -     24,531      25               52,905

  Balance December 31, 2000           275,250   $ 2,753  4,007,083   $ 424          $ 7,986,730

  The accompanying notes are an integral part of the financial statements.

                        BALTIA AIR LINES, INC.
                   STATEMENTS OF INCOME AND EXPENSES
                   YEARS ENDED DECEMBER 31, 2000 and 1999
                               (Audited)

                                               2000           1999
  Expenses

    Depreciation                           $    12,808    $    12,808
    Interest Expense                                 0              0
    General and Adm Expenses                    16,742        164,960
    Professional Fees                            7,496              0
    FAA Cert Fee                                     0              0
    Media Costs                                105,624        132,030

  Total Expenses                               142,670        309,798

  Net Income (Loss) Before Income Taxes       (142,670)      (309,798)

  Income Taxes

    Federal Income Tax                               -              -
    New Jersey Franchise Tax                         -              -

  Total Income Taxes

  Net Income (Loss) For The Year         $    (142,670)      (309,798)



  The accompanying notes are an integral part of the financial statements.

                             BALTIA AIR LINES, INC.
                             STATEMENT OF CASH FLOW
                           YEAR ENDED DECEMBER 31, 2000
                                   (Audited)

                                                 2000            1999
  Cash Flows from Operations
  Net Income                                $  (142,670)   $   (309,798)

  Adjustments to reconcile net income to
    net cash provided by operations
    Depreciation                                 12,808         12,808
    Change in Premedia costs                    105,624        232,030
    Change in Accounts Payable                  (23,000)             0
    Change in Officers Loan                      (5,000)             0
                                               ---------       -------
  Total Adjustments                              90,432        244,838
                                               ---------       -------
  Net Cash Provided by Operations               (52,238)       (64,960)

  Cash Flows From Financing Activities
    Paid in Capital                              52,905         63,645
    Common Stock issued at par value                 25            195
    Preferred Stock issued at par value               -          1,953
    Treasury Stock purchased                          -           (100)
                                               ---------       -------
  Net Increase (Decrease) in Cash Equivalents       692            733
  Cash and Cash Equivalents - Beginning           2,935          2,202
                                               ---------       -------

  CASH AND CASH EQUIVALENTS - ENDING           $ 3,627   $       2,935
                                               ---------       -------

  The accompanying notes are an integral part of the financial statements.

                       BALTIA AIR LINES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENT

        I. ORGANIZATION, NATURE OF OPERATIONS, GOING CONCERN
  CONSIDERATIONS

           (A) Organization

            The Company was incorporated under the laws of the state of New York on August 24, 1989.

           (B) Nature of Operations

            The Company was formed to provide commercial, passenger, cargo and mail air transportation between New York and Russia.

            Since inception, the Company's primary activities have been raising of capital, obtaining financing and obtaining Route Authority and approval from the U.S. Department of Transportation. The Company has not yet commenced revenue producing activities. Accordingly, the Company is deemed to be a Development Stage Company.

             2. ACCOUNTING POLICIES

           (A) Cash and Cash Equivalents

            The Company considers cash and cash equivalents to be all short term investments which have an initial maturity of three months or less.

           (B) Property and Equipment

            The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated lives of the assets. Depreciation is computed on the straight-line method for financial reporting purposes and tax purposes.

            (E) Income Taxes

            Deferred income taxes assets and liabilities are computed based on temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period.

             3. PROPERTY and EQUIPMENT

             Property and equipment at December 31, 2000 (audited) consisted of the following;

    Office Equipment                $53,406
    Furniture & Fixtures              6,782
    Automobiles                      29,465
       Total                         89,656
    Less, Accumulated Depreciation  (32,020)
    Total Property and Equipment    $57,636

                           BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENT


             3. PROPERTY and EQUIPMENT (Continued)

             The useful lives of property and equipment for purposes of computing depreciation are;

  Office equipment   5-7 years
  Automobiles        5 Years

             5. RELATED PARTY TRANSACTIONS

            On June 30, 1997 Steffanie Lewis was issued 125,000 restricted common shares, as negotiated with the management of the Company, in exchange for the total due to her, in the amount of $1,624,432.

            On June 23, 1997 Igor Dmitrowsky, President of the Company and a shareholder, relinquished the amount due to him totaling
  $22,142. Accordingly, the Company has recorded Contributed Capital in the amount of $22,142.

            On March 30, 1998, Various shareholders including Igor Dmitrowsky, President of the Company relinquished the amounts due them totaling $160,983. Accordingly, the Company recorded Contributed Capital in the amount of $160,983.

            On September 1998, Igor Dmitrowsky, President of the Company and a shareholder, relinquished the amount due to him totaling
  $45,711. Accordingly, the Company has recorded Contributed Capital in the amount of $45,711.

            On September 1998, Leonard Becker, a shareholder, relinquished the amount due to him totaling $57,000. Accordingly, the Company has recorded Contributed Capital in the amount of $57,000.

            6. INCOME TAXES

            At December 3l, 2000 the Company has a net operating loss carry forward of $6,875,712, which is available to offset future taxable income. The Company is still liable for certain minimum state and city taxes.

            As of December 31, 2000, a net deferred tax benefit has not been reflected to record temporary differences between the amount of assets and liabilities recorded for financial reporting and income tax purposes due to the establishment of a 100% valuation allowance relating to the uncertainty of recoverability.

                                 BALTIA AIR LINES, INC.
                            (A DEVELOPMENT STAGE COMPANY)
                             NOTES TO FINANCIAL STATEMENT

            7. STOCKHOLDERS' DEFICIT

           (A) Stock Options

           In 1992, the Company granted options to purchase 43,583 restricted shares of common stock, at $80.00 per share, to certain private investors. These options expire upon the passing of thirty full calendar months after the Company has made a public sale of securities in compliance with the Securities Act of 1933, as amended, or the passing of twenty years from date of said agreements, whichever is earlier. As of December 3l, 1998 [2000], no options have been exercised.

           (B) Retirement or Stock

            On November 4, 1992, the Company issued 10,416 restricted shares of stock for $500,000 to a private investor. On November 24, 1992, these shares were repurchased for the same amount from the investor and subsequently retired.

           (C) Acquisition of Common Treasury Stock

            On September 28, 1998 the Company purchased from Igor Dmitrowsky, president of the Company, 833,333 common shares for $100 and has granted him an option to repurchase 1,000,000 common shares from the Company at $100 upon the completion or the Company's inaugural flight or upon the exercise of any warrants, whichever occurs first.

           (D) Reverse Stock Split

            On August 24, 1995, the Board of Directors authorized and the majority of the current shareholders ratified a ten for one reverse stock split of the Company's $.0001 par value common stock.

            On December 31, 1997, the Board of Directors authorized and the majority of the current shareholders ratified a two for one reverse stock split of the Company's $.000l par value common stock.

            On September 29, 1998, the Board of Directors authorized and the majority of the current shareholders ratified a one and two tenths (1.2) for one reverse stock split of the Company's $.0001 par value common stock.

            All references in the accompanying financial statements to the number of common shares, warrants and per share amounts have been restated to reflect the reverse stock splits.

            (E) Preferred Shares

            On December 7, 1998, the Company amended its Articles of Incorporation thereby, increasing the authorized aggregate number of preferred stock shares from 15,000 preferred stock shares at no par value to 500,000 preferred stock shares at $.01 par value.

           (F) Contributed Capital

            The Company has recorded service contributions from certain key officers who have worked for and on behalf of the Company. The service contribution amounts have been calculated based on an a normal rate of compensation, on either a full or part time basis, as based on the number of hours worked by each individual.

                           BALTIA AIR LINES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENT

               7. STOCKHOLDERS DEFICIT - (CONTINUED)

            The Company maintains no obligation, present or future, to pay or repay for any and all service contributions received.
  Accordingly, the Company has not recorded a liability for, accrued for, and/or accounted for any monetary reserves in connection with the service contributions.

            On June 23, 1997, certain of the Company's management relinquished the amount due them for back-pay totaling $270,928 Accordingly, the Company has recorded Contributed Capital in the amount of $270,928.

  Item 8.  Intentionally Omitted.

  PART III

  Item 9.  Directors, Executive officers, Promoters and Control
  Persons:

  Compliance With Section 16(a) of the Exchange Act. Compliance confirmed.

                         MANAGEMENT

  Executive Officers and Directors

  The following table summarizes certain information with respect to the executive officers and directors of the board <FN1>:

  Name                     Age  Position
  Igor Dmitrowsky . . . .  45   President, CEO, Director of the Board
  Walter Kaplinsky  . . .  61   Secretary and Director of the Board
  Andris Rukmanis . . . .  38   V.P. Europe and Director of the Board
  Anita Schiff-Spielman    45   Director of the Board
  Brian Glynn . . . . . .  54   Vice President Marketing

  <FN1>
  (1) The bylaws limit the number of directors on the board to a maximum of four, with a provision that an additional seat on the board is created for a future Underwriter's designee for a period of five years, if required by the underwriter. Officers and Directors have a one year term and are elected at, and after, the Annual Meeting in August.

  Igor Dmitrowsky, President and Chief Executive Officer, founded the Company and served as Chairman of the Board from its inception
  in August 24, 1989 to date.   Mr. Dmitrowsky, a US citizen, born
  in Riga, Latvia, attended the State University of Latvia from 1972 to 1974 and Queens College from 1976 through 1979. In 1979, he founded American Kefir Corporation, a dairy distribution company, which completed a public offering in 1986, and from which he retired in 1987. Mr. Dmitrowsky has financed aircraft and automotive projects, speaks fluent Latvian and Russian, and has traveled extensively in the republics of the former Soviet Union. In 1990, he testified before the House Aviation Subcommittee on the implementation of United States' aviation authorities by US airlines.

  Walter Kaplinsky, a US citizen, has been with the Company since 1990. Mr. Kaplinsky has been corporate secretary and a director of the board since 1993. In 1979, together with Mr. Dmitrowsky, Mr. Kaplinsky was one of the co-founders of American Kefir Corporation, where from 1979 through 1982, Mr. Kaplinsky served as secretary and vice president.

  Brian Glynn, a US citizen, is V.P. of Marketing and Service. He joined the Company in 1990. Mr. Glynn has a background in marketing and public relations. From 1982 through 1989, Mr. Glynn was Vice President of American Kefir Corporation and was responsible for the introduction and marketing of the company's product in the New York market.

  Andris Rukmanis, a citizen of Latvia, is the Company's Vice President in Europe. Mr. Rukmanis joined the Company in 1989.
  In Latvia, Mr. Rukmanis has worked as an attorney specializing in business law. From 1988 through 1989, he was Senior Legal Counsel for the Town of Adazhi in Riga County, Latvia. From 1989 to 1990, he served as Deputy Mayor of Adazhi.

  Anita Schiff-Spielman, a US citizen, serves as a director of the board. She has been associated with the Company since its inception in 1989. Ms. Schiff-Spielman has owned Schiff Dental
  Labs, New York, NY, for the past seventeen years.

  Item 10.  Executive Compensation.  Management, Compensation.

  Employment Agreements

  The Company has no individual employment agreements.

  Compensation

  The board of directors approves salaries for the Company's executive officers as well as the Company's overall salary structure. For year one following the closing of financing sufficient to commence flight operations, the rate of compensation for the Company's executive officers is:(i) President $186,000, (ii) Vice President Marketing $82,000,and (iii) Vice President Europe $68,000. To this date, the Company has paid officers no salaries. Board directors are not presently compensated and shall receive no compensation prior to commencement of revenue service.

  Item 11.  Security Ownership of Certain Beneficial Owners and
  Management.

    Principal Stockholders.

                   PRINCIPAL STOCKHOLDERS



  The following table sets forth, as of December 31, 2000, the ownership of the Company's Common Stock by (i)each director and officers of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) all other persons known to the Company to own more than 5% of the Company's Common Stock. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person.

                                 Common Shares
                              Beneficially Owned    Percent of Total

   Directors and Officers

  Igor Dmitrowsky . . . . . .          2,092,975           52.49%
  63-26 Saunders St., Suite 7I
  Rego Park, NY 11374

  Walter Kaplinsky  . . . . .            321,042            8.05%
  2000 Quentin Rd.
  Brooklyn, NY 11229

  Brian Glynn . . . . . . . .             91,666            2.30%
  148 Claremont Rd.
  Bernardsville, NJ 07924

  Andris Rukmanis . . . . . .             81,250            2.04%
  Kundzinsala, 8 Linija 9.
  Riga, Latvia LV-1005

  Anita Schiff-Spielman . . .              1,874            0.05%
  1149 Kensington Rd.
  Teaneck, NJ 07666

  Counsel

  Steffanie J. Lewis . . . . .           558,750            14.01%
  3511 North 13th St.
  Arlington, VA 22201


  Item 12.  Certain Relationships and Related transactions.

  Certain Transactions.

       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Excepting those transactions identified in Part I, Note 5 to Financial Statement accompanying the audit of year 2000, no officers or directors hold Company shares purchased since March 4, 1995. All securities previously purchased by officers and directors were purchased for fair market value at the time they were purchased. There are no incentive plans. Options to purchase an equal number of common shares at par value were authorized by the Shareholders at Annual Meetings on August 24, 1999 and August 24, 2000. Full disclosure has been reported on the appropriate Form 10-QSB. No options have been exercised to date.

  Item 13.  Intentionally omitted.

                         SIGNATURES

  In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           Baltia Air Lines, Inc., Registrant


  Date: 12-16-2001        _______ IGOR DMITROWSKY _______
                          By: Igor Dmitrowsky, President

  Date: 12-16-2001        _______ WALTER KAPLINSKY ______
                          By: Walter Kaplinsky, Secretary
  [bltk00.wpd/2001-12-16]